Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American International Group, Inc. of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group, Inc.’s Annual Report on Form 10-K for the year ended 31 December 2012. We also consent to the reference to us in Item 5 of this Registration Statement and in the section “Experts” included in the Prospectus.

/s/ PricewaterhouseCoopers

Hong Kong

15 May 2013